QUEST DIAGNOSTICS REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

•	Second quarter revenues of $1.92 billion, up 3.0% from 2017

•	Second quarter reported diluted EPS of $1.57, up 14.4% from 2017

•	Second quarter adjusted diluted EPS excluding amortization of $1.75, up 20.5% from 2017

•
Narrows outlook for full year 2018 revenues and diluted EPS. Revenues now expected to be between $7.70 billion and $7.74 billion. Reported diluted EPS now expected to be between $5.50 and $5.64 and adjusted diluted EPS excluding amortization expense now expected to be between $6.53 and $6.67.

SECAUCUS, N.J., July 24, 2018 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the second quarter ended June 30, 2018.

“Once again, we grew revenues and delivered strong earnings growth in the second quarter," said Steve Rusckowski, Chairman, President and CEO. "We continue to strengthen our strategic relationship with UnitedHealth Group and are excited to serve as a national in-network lab provider for UnitedHealthcare members beginning January 1, 2019. Overall, we remain focused on delivering on our two-point strategy and have updated our outlook for the full-year 2018 to reflect our confidence in achieving our commitments for the year."

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
	(dollars in millions, except per share data)
Reported:
Net revenues (a)	$1,919	$1,864	3.0%	$3,803	$3,681	3.3%
Diagnostic Information Services revenues (a)	$1,835	$1,776	3.3%	$3,638	$3,506	3.7%
Revenue per requisition			0.2%			0.9%
Requisition volume			2.5%			2.4%
Operating income (a) (b)	$305	$319	(4.2)%	$577	$598	(3.4)%
Operating income as a percentage of net revenues (a) (b)	15.9%	17.1%	(120) bps	15.2%	16.2%	(100) bps
Net income attributable to Quest Diagnostics (b)	$219	$193	13.3%	$396	$357	10.9%
Diluted EPS (b)	$1.57	$1.37	14.4%	$2.84	$2.53	12.3%
Cash provided by operations	$323	$294	10.2%	$503	$490	2.7%
Capital expenditures	$78	$65	19.2%	$151	$107	41.1%

Adjusted:
Operating income (a)	$340	$343	(0.7)%	$643	$640	0.5%
Operating income as a percentage of net revenues (a)	17.7%	18.4%	(70) bps	16.9%	17.4%	(50) bps
Net income attributable to Quest Diagnostics	$225	$191	17.3%	$417	$350	18.9%
Diluted EPS excluding amortization	$1.75	$1.45	20.5%	$3.27	$2.67	22.5%

(a)
Net revenues and selling, general and administrative expenses for the three and six months ended June 30, 2017 have been restated to reflect the impact of new revenue recognition rules that became effective January 1, 2018 and were adopted on a retrospective basis. Under the new rules, the Company reports uncollectible balances associated with patient responsibility as a reduction in net revenues; historically these amounts were classified as bad debt expense within selling, general and administrative expenses.

(b)
For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Outlook for Full Year 2018

The company narrowed its full year 2018 outlook based on first half performance, as follows:

	Current Outlook		Previous Outlook
	Low	High	Low	High
Revenues (a)	$7.70 billion	$7.74 billion	$7.70 billion	$7.77 billion
Revenue increase (a)	4%	4.5%	4%	5%
Reported diluted EPS	$5.50	$5.64	$5.42	$5.62
Adjusted diluted EPS excluding amortization	$6.53	$6.67	$6.50	$6.70
Cash provided by operations	Approximately $1.3 billion		Approximately $1.3 billion
Capital expenditures	$350 million	$400 million	$350 million	$400 million

(a)
The updated outlook for 4% to 4.5% revenue growth in 2018 represents management’s estimates for 2018 versus 2017 reported revenues adjusted to reflect the impact of new revenue recognition rules that became effective January 1, 2018. Full year 2017 revenues adjusted to reflect the new rules were $7,402 million. See note 5 of the financial tables attached below.

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under the accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP measures as follows: (i) for the purpose of income measures the term “adjusted” refers to operating performance measures that exclude special items such as restructuring and integration charges, excess tax benefit (“ETB”) associated with stock based compensation and other items; and (ii) the term "adjusted diluted EPS excluding amortization" represents the company's diluted EPS before the impact of special items (described above) and amortization expense.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed in listen-only mode by dialing 773-756-0467, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 866-483-9044 for domestic callers or 203-369-1586 for international callers. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on July 24, 2018 until midnight Eastern Time on August 7, 2018. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 45,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2018 and 2017
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$1,919	$1,864	$3,803	$3,681

Operating costs and expenses and other operating income:
Cost of services	1,243	1,170	2,469	2,335
Selling, general and administrative	351	358	714	713
Amortization of intangible assets	22	18	44	35
Other operating income, net	(2)	(1)	(1)	—
Total operating costs and expenses, net	1,614	1,545	3,226	3,083

Operating income	305	319	577	598

Other income (expense):
Interest expense, net	(42)	(38)	(83)	(74)
Other income (expense), net	1	11	(1)	14
Total non-operating expenses, net	(41)	(27)	(84)	(60)

Income before income taxes and equity in earnings of equity method investees	264	292	493	538
Income tax expense	(42)	(94)	(94)	(172)
Equity in earnings of equity method investees, net of taxes	11	9	23	16
Net income	233	207	422	382
Less: Net income attributable to noncontrolling interests	14	14	26	25
Net income attributable to Quest Diagnostics	$219	$193	$396	$357

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$1.60	$1.40	$2.90	$2.59

Diluted	$1.57	$1.37	$2.84	$2.53

Weighted average common shares outstanding:
Basic	136	137	136	137
Diluted	139	140	139	140

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2018 and December 31, 2017
(in millions, except per share data)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$132	$137
Accounts receivable, net	1,055	924
Inventories	91	95
Prepaid expenses and other current assets	137	150
Total current assets	1,415	1,306
Property, plant and equipment, net	1,168	1,145
Goodwill	6,414	6,335
Intangible assets, net	1,166	1,119
Investment in equity method investees	456	462
Other assets	128	136
Total assets	$10,747	$10,503

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$957	$1,021
Current portion of long-term debt	305	36
Total current liabilities	1,262	1,057
Long-term debt	3,408	3,748
Other liabilities	738	663
Redeemable noncontrolling interest	76	80
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both June 30, 2018 and December 31, 2017; 217 and 216 shares issued as of June 30, 2018 and December 31, 2017, respectively	2	2
Additional paid-in capital	2,633	2,612
Retained earnings	7,401	7,138
Accumulated other comprehensive loss	(57)	(48)
Treasury stock, at cost; 81 shares as of both June 30, 2018 and December 31, 2017	(4,756)	(4,783)
Total Quest Diagnostics stockholders’ equity	5,223	4,921
Noncontrolling interests	40	34
Total stockholders’ equity	5,263	4,955
Total liabilities and stockholders’ equity	$10,747	$10,503

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2018 and 2017
(in millions)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$422	$382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	151	128
Provision for doubtful accounts	—	4
Deferred income tax provision	39	79
Stock-based compensation expense	34	37
Other, net	18	(8)
Changes in operating assets and liabilities:
Accounts receivable	(127)	(24)
Accounts payable and accrued expenses	(64)	(93)
Income taxes payable	(7)	(3)
Other assets and liabilities, net	37	(12)
Net cash provided by operating activities	503	490

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(165)	(112)
Capital expenditures	(151)	(107)
(Increase) decrease in investments and other assets	(14)	2
Net cash used in investing activities	(330)	(217)

Cash flows from financing activities:
Proceeds from borrowings	1,520	—
Repayments of debt	(1,553)	(3)
Purchases of treasury stock	(50)	(300)
Exercise of stock options	71	97
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(20)	(23)
Dividends paid	(129)	(124)
Distributions to noncontrolling interests	(28)	(20)
Sale of noncontrolling interest in subsidiaries	4	—
Other financing activities, net	7	30
Net cash used in financing activities	(178)	(343)

Net change in cash and cash equivalents and restricted cash	(5)	(70)
Cash and cash equivalents and restricted cash, beginning of period	137	384
Cash and cash equivalents and restricted cash, end of period	$132	$314

Cash and cash equivalents	$132	$314
Restricted cash	—	—
Cash and cash equivalents and restricted cash, end of period	$132	$314

Cash paid during the period for:
Interest	$86	$77
Income taxes	$41	$113

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$219	$193	$396	$357
Less: earnings allocated to participating securities	—	—	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$219	$193	$395	$356

Weighted average common shares outstanding - basic	136	137	136	137
Effect of dilutive securities:
Stock options and performance share units	3	3	3	3
Weighted average common shares outstanding - diluted	139	140	139	140

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.60	$1.40	$2.90	$2.59

Diluted	$1.57	$1.37	$2.84	$2.53

2)	The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(dollars in millions, except per share data)
Adjusted operating income:
Operating income	$305	$319	$577	$598
Restructuring and integration charges (a)	25	22	56	40
Other (b)	10	2	10	2
Adjusted operating income	$340	$343	$643	$640

Adjusted operating income as a percentage of net revenues:
Operating income as a percentage of net revenues	15.9%	17.1%	15.2%	16.2%
Restructuring and integration charges (a)	1.3	1.2	1.5	1.1
Other (b)	0.5	0.1	0.2	0.1
Adjusted operating income as a percentage of net revenues	17.7%	18.4%	16.9%	17.4%

Adjusted net income:
Net income attributable to Quest Diagnostics	$219	$193	$396	$357
Restructuring and integration charges (a)	25	23	56	41
Other (b)	10	(5)	10	(5)
Income tax benefit associated with special items (c)	(29)	(20)	(45)	(43)
Adjusted net income	$225	$191	$417	$350

Adjusted diluted EPS excluding amortization expense:
Diluted earnings per common share	$1.57	$1.37	$2.84	$2.53
Restructuring and integration charges (a) (c)	0.13	0.10	0.30	0.18
Other (b) (c)	0.05	(0.02)	0.05	(0.02)
Amortization expense (d)	0.14	0.10	0.28	0.19
ETB (e)	(0.04)	(0.10)	(0.10)	(0.21)
Certain income tax benefits (c) (f)	(0.10)	—	(0.10)	—
Adjusted diluted EPS excluding amortization expense	$1.75	$1.45	$3.27	$2.67

(a)
For the three and six months ended June 30, 2018, represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. For the three and six months ended June 30, 2017, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(dollars in millions)
Cost of services	$14	$9	$26	$19
Selling, general and administrative	11	13	29	21
Other operating income, net	—	—	1	—
Operating income	$25	$22	$56	$40

Equity in earnings of equity method investee, net of taxes	$—	$1	$—	$1

(b)
For the three and six months ended June 30, 2018, primarily represents costs incurred related to certain legal matters partially offset by a gain associated with an insurance claim for hurricane related losses. For the three and six months ended June 30, 2017, primarily represents gain on sale of an interest in an equity method investee and costs incurred related to certain legal matters. The following table summarizes the pre-tax impact of these other items on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(dollars in millions)
Cost of sales	$11	$—	$11	$—
Selling, general and administrative	—	2	—	2
Other operating income, net	(1)	—	(1)	—
Operating income	$10	$2	$10	$2

Other non-operating income (expense), net	$—	$(7)	$—	$(7)

(c)
For restructuring and integration charges and other items, income tax impacts, where recorded, were calculated using combined tax rates of 25.5% and 38.7% for 2018 and 2017, respectively. The following table summarizes the income tax expense (benefit) associated with special items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(dollars in millions)
Restructuring and integration charges	$(6)	$(9)	$(14)	$(16)
Other	(3)	2	(3)	2
ETB (e)	(5)	(13)	(13)	(29)
Certain income tax benefits (f)	(15)	—	(15)	—
	$(29)	$(20)	$(45)	$(43)

(d)
Represents the impact of amortization expense on diluted earnings per common share, net of the income tax benefit. The income tax benefit was primarily calculated using combined tax rates of 25.5% and 38.7% for 2018 and 2017, respectively. The pre-tax amortization expense that is excluded from the calculation of adjusted diluted EPS excluding amortization expense is recorded in the company's statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(dollars in millions)
Amortization of intangible assets	$22	$18	$44	$35
Equity in earnings of equity method investees, net of taxes	4	4	8	8
	$26	$22	$52	$43

(e)	Represents the impact of ETB recorded in income tax expense.

(f)
Represents an income tax benefit associated with a change in a tax return accounting method that will enable the company to accelerate the deduction of certain expenses on its 2017 tax return at the federal corporate statutory tax rate in effect during 2017.

3)
For the three months ended June 30, 2018, the company did not repurchase any shares of its common stock. For the six months ended June 30, 2018, the company repurchased 0.5 million shares of its common stock for $50 million. As of June 30, 2018, $0.9 billion remained available under the company’s share repurchase authorizations.

4)
The outlook for adjusted diluted EPS excluding amortization expense represents management’s estimates for the full year 2018 before the impact of special items, including ETB, and amortization expense. Further impacts to earnings related to special items may be incurred throughout the remainder of the year. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The following table reconciles our 2018 outlook for adjusted diluted EPS excluding amortization expense to the corresponding amounts determined under GAAP:

	Low	High
Diluted earnings per common share	$5.50	$5.64
Restructuring and integration charges (a)	0.62	0.62
Amortization expense (b)	0.58	0.58
Other	0.05	0.05
Certain income tax benefits	(0.10)	(0.10)
ETB (c)	(0.12)	(0.12)
Adjusted diluted EPS excluding amortization expense	$6.53	$6.67

(a)
Represents estimated full year pre-tax charges of $115 million primarily associated with systems conversions, integration and workforce reductions incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined tax rate of 25.5%.

(b)
Represents the estimated impact of amortization expense for 2018 on the calculation of adjusted diluted EPS excluding amortization expense. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$91
Amortization expense included in equity in earnings of equity method investees, net of taxes	16
Total pre-tax amortization expense	$107

Total amortization expense, net of an estimated tax benefit	$80

(c)	Represents the estimated full year impact of ETB.

5)
The outlook for 4% to 4.5% revenue growth in 2018 represents management's estimates for 2018 versus 2017 reported revenues adjusted to reflect the impact of new revenue recognition rules that became effective January 1, 2018. Under the new rules, the company will report uncollectible balances associated with patient responsibility as a reduction in net revenues when historically these amounts were classified as bad debt expense within selling, general and administrative expenses.

The following tables reconcile our 2017 net revenues determined under previous revenue recognition rules with 2017 net revenue adjusted to reflect the impact of the new revenue recognition rules:

	Three Months Ended				Year Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
	(dollars in millions)
2017 Revenue on an adjusted basis:
Net revenues	$1,899	$1,943	$1,931	$1,936	$7,709
Adjustment for adoption of new revenue recognition standard	(82)	(79)	(75)	(71)	(307)
2017 Revenue on an adjusted basis	$1,817	$1,864	$1,856	$1,865	$7,402

2018 Revenue outlook:
2017 Revenue on an adjusted basis				$7,402	$7,402
2018 Equivalent revenue growth				4%	4.5%
2018 Revenue outlook				$7,698	$7,735